Form of Indenture, dated as of August 20,  1996, among Haynes
International, Inc., Haynes Holdings, Inc. and National City Bank, as Trustee, relating to the 11.625% Senior Notes Due 2004, table of contents and cross-reference sheet





     HAYNES  INTERNATIONAL,  INC.

     and

     NATIONAL  CITY  BANK,  AS  TRUSTEE



     INDENTURE


     Dated  as  of  August  23,  1996


     $140,000,000


     11e%  Senior  Notes  due  2004




     TABLE  OF  CONTENTS
     -------------------


          PAGE
PARTIES      1
RECITALS     1






     ARTICLE  I
     DEFINITIONS  AND  OTHER  PROVISIONS  OF  GENERAL  APPLICATION



Section 1.1.  Definitions                                 1
Section 1.2.  Other Definitions                          20
Section 1.3.  Compliance Certificates and Opinions       21
Section 1.4.  Form of Documents Delivered to Trustee     21
Section 1.5.  Acts of Holders                            22
Section 1.6.  Notices, etc., to Trustee and the Company  23
Section 1.7.  Notice to Holders; Waiver                  24
Section 1.8.  Conflict with Trust Indenture Act          24
Section 1.9.  Effect of Headings and Table of Contents.  24
Section 1.10.  Successors and Assigns                    24
Section 1.11.  Separability Clause                       25
Section 1.12.  Benefits of Indenture                     25
Section 1.13.  GOVERNING LAW                             25
Section 1.14.  Legal Holidays                            25
Section 1.15.  Schedules                                 25
Section 1.16.  Counterparts                              25



     ARTICLE  II

     SECURITY  FORMS



Section 2.1.  Forms Generally                                  26
Section 2.2.  Form of Face of Security                         27
Section 2.3.  Form of Reverse of Security                      28
Section 2.4.  Form of Trustee's Certificate of Authentication  33






     ARTICLE  III

     THE  SECURITIES



Section 3.1.  Title and Terms                                      34
Section 3.2.  Denominations                                        34
Section 3.3.  Execution, Authentication, Delivery and Dating       34
Section 3.4.  Temporary Securities                                 36
Section 3.5.  Registration, Registration of Transfer and Exchange  36
Section 3.6.  Mutilated, Destroyed, Lost and Stolen Securities     37
Section 3.7.  Payment of Interest; Interest Rights Preserved       38
Section 3.8.  Persons Deemed Owners                                39
Section 3.9.  Cancellation                                         40
Section 3.10. Computation of Interest                              40
Section 3.11. Depositary Procedures.                               40
Section 3.12. Book-Entry.                                          41
Section 3.13. Same-Day Settlement and Payment.                     41
Section 3.14. Legends.                                             41




     ARTICLE  IV

     DEFEASANCE  AND  COVENANT  DEFEASANCE



Section 4.1.  Company's Option to Effect Defeasance or Covenant Defeasance                                         42
Section 4.2.  Defeasance and Discharge                                                                             42
Section 4.3.  Covenant Defeasance                                                                                  42
Section 4.4.  Conditions to Defeasance or Covenant Defeasance                                                      43
Section 4.5.  Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions  45
Section 4.6.  Reinstatement                                                                                        46




     ARTICLE  V

     REMEDIES



Section 5.1.  Events of Default                                                          46
Section 5.2.  Acceleration of Maturity; Rescission and Annulment                         48
Section 5.3.  Collection of Indebtedness and Suits for Enforcement by Trustee            49
Section 5.4.  Trustee May File Proofs of Claim                                           50
Section 5.5.  Trustee May Enforce Claims Without Possession of Securities                51
Section 5.6.  Application of Money Collected                                             51
Section 5.7.  Limitation on Suits                                                        52
Section 5.8.  Unconditional Right of Holders to Receive Principal, Premium and Interest  52
Section 5.9.  Restoration of Rights and Remedies                                         52
Section 5.10.  Rights and Remedies Cumulative                                            53
Section 5.11.  Delay or Omission Not Waiver                                              53
Section 5.12.  Control by Holders                                                        53
Section 5.13.  Waiver of Past Defaults                                                   53
Section 5.14.  Undertaking for Costs                                                     54
Section 5.15.  Waiver of Stay, Extension or Usury Laws                                   54
Section 5.16.  Remedies Subject to Applicable Law                                        55




     ARTICLE  VI

     THE  TRUSTEE



Section 6.1.  Notice of Defaults                                                                                    55
Section 6.2.  Certain Rights of Trustee                                                                             55
Section 6.3.  Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.  57
Section 6.4.  Trustee and Agents May Hold Securities; Collections; etc.                                             57
Section 6.5.  Money Held in Trust                                                                                   57
Section 6.6.  Compensation and Indemnification of Trustee and Its Prior Claim.                                      57
Section 6.7.  Conflicting Interests.                                                                                58
Section 6.8.  Corporate Trustee Required; Eligibility.                                                              58
Section 6.9.  Resignation and Removal; Appointment of Successor Trustee.                                            58
Section 6.10.  Acceptance of Appointment by Successor.                                                              60
Section 6.11.  Merger, Conversion, Consolidation or Succession to Business.                                         61
Section 6.12.  Preferential Collection of Claims Against Company.                                                   61





     ARTICLE  VII

     HOLDERS'  LISTS  AND  REPORTS  BY  TRUSTEE  AND  COMPANY



Section 7.1.  Company to Furnish Trustee Names and Addresses of Holders.  62
Section 7.2.  Disclosure of Names and Addresses of Holders.               62
Section 7.3.  Reports by Trustee.                                         62
Section 7.4.  Reports by Company.                                         63




     ARTICLE  VIII

     CONSOLIDATION,  MERGER,  SALE  OF  ASSETS



Section 8.1.  Company May Merge, Consolidate etc., Only on Certain Terms  64
Section 8.2.  Successor Substituted                                       65





     ARTICLE  IX

     SUPPLEMENTAL  INDENTURES



Section 9.1.  Supplemental Indentures and Agreements without Consent of Holders.  65
Section 9.2.  Supplemental Indentures and Agreements with Consent of Holders.     66
Section 9.3.  Execution of Supplemental Indentures and Agreements                 68
Section 9.4.  Effect of Supplemental Indentures                                   68
Section 9.5.  Conformity with Trust Indenture Act                                 68
Section 9.6.  Reference in Securities to Supplemental Indentures                  68
Section 9.7.  Record Date                                                         68



     ARTICLE  X

     COVENANTS



Section 10.1.  Payment of Principal, Premium and Interest                                      69
Section 10.2.  Maintenance of Office or Agency                                                 69
Section 10.3.  Money for Security Payments to be Held in Trust                                 70
Section 10.4.  Corporate Existence                                                             71
Section 10.5.  Payment of Taxes and Other Claims                                               71
Section 10.6.  Maintenance of Properties                                                       71
Section 10.7.  Insurance                                                                       72
Section 10.8.  Limitation on Indebtedness                                                      72
Section 10.9.  Limitation on Restricted Payments                                               73
Section 10.10.  Limitation on Transactions with Affiliates                                     76
Section 10.11.  Limitation on Liens                                                            76
Section 10.12.  Limitation on Sale of Assets                                                   78
Section 10.13.  Purchase of Securities upon a Change of Control                                82
Section 10.14.  Optional Redemption Upon Change of Control                                     85
Section 10.15.  Limitation on Issuance and Sale of Preferred Stock of Subsidiaries             86
Section 10.16.  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries  86
Section 10.17.  Provision of Financial Statements                                              87
Section 10.18.  Statement by Officers as to Default                                            87
Section 10.19.  Waiver of Certain Covenants                                                    88




     ARTICLE  XI

     REDEMPTION  OF  SECURITIES



Section 11.1.  Right of Redemption                                88
Section 11.2.  Applicability of Article                           89
Section 11.3.  Election to Redeem; Notice to Trustee              89
Section 11.4.  Selection by Trustee of Securities to Be Redeemed  89
Section 11.5.  Notice of Redemption                               89
Section 11.6.  Deposit of Redemption Price                        90
Section 11.7.  Securities Payable on Redemption Date              91
Section 11.8.  Securities Redeemed or Purchased in Part           91




     ARTICLE  XII

     SATISFACTION  AND  DISCHARGE



Section 12.1.  Satisfaction and Discharge of Indenture  92
Section 12.2.  Application of Trust Money               93

SIGNATURES  AND  SEALS

ACKNOWLEDGMENTS

SCHEDULE  I.        Restrictions  on  Dividends  of  Subsidiaries

          INDENTURE, dated as of August 23, 1996, between HAYNES INTERNATIONAl, INC., a Delaware corporation (as more fully defined below, the "Company"), and National City Bank, a national banking association, as trustee (the "Trustee").


     RECITALS  OF  THE  COMPANY

          The Company has duly authorized the creation of an issue of 11e% Senior Notes due 2004 (the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture;

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act; and

          All acts and things necessary have been done to make (i) the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company in accordance with the terms of this Indenture.

          NOW,  THEREFORE,  THIS  INDENTURE  WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
     ARTICLE  I

     DEFINITIONS  AND  OTHER  PROVISIONS  OF  GENERAL  APPLICATION


          Section  1.1.    Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

               (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

          The following terms shall have the meanings set forth in this Section.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Adjusted Consolidated Interest Expense" of any Person means, without duplication, for any period, as applied to any Person, the sum of (a) the interest expense of such Person and its Consolidated Subsidiaries for such period, on a Consolidated basis, including without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b)(i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period, and (ii) all capitalized interest of such Person and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

          "Affiliate" means, (i) with respect to any specified Person, (A) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (B) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or any officer or director of any such specified Person or other Person described in clauses (A) or (B), or (ii) with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction)(collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (c) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business; provided that the sale of any material portion of the Company's facilities in Kokomo, Indiana, Arcadia, Louisiana or Openshaw, England shall be deemed to be not in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions described under "Consolidation, Merger, Sale of Assets," (B) that is of the Company to any Wholly- Owned

Subsidiary, or of any Subsidiary to the Company or any Wholly-Owned Subsidiary in accordance with the terms hereof or (C) for which the Fair Market Value of any transferred properties or assets is less than $1 million.

          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment; by (ii) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or State law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" of any Person means any obligations of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

          "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

          "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is converted into or exchanged for
(1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment as described under
Section 10.9 (and such amount shall be treated as a Restricted Payment as described under Section 10.9) and (b) immediately after such transaction no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article VIII.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties at such time.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Company" means Haynes International, Inc., a corporation incorporated under the laws of Delaware until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one if its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of EBITDA to the sum of Adjusted Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Preferred Stock of such Person during such period; provided that (i) in making such computation, the Adjusted Consolidated Interest Expense attributable to interest on any Indebtedness shall be computed on a pro forma basis (calculated as described under Article X) and (A) where such Indebtedness was outstanding during the period and bore a floating interest rate, interest shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) where such indebtedness was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate and (ii) in making such computation, the Adjusted Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

          "Consolidated Income Tax Expense" means for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied.

          "Consolidated Net Income" of any Person means, for any period, the consolidated net income (or loss) of such Person and its Consolidated
Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Consolidated Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the expenses recognized in connection with the payment of the prepayment premiums related to the Redemption, (vii) the expenses recognized in connection with the termination of and repayment of amounts outstanding under the Existing Credit Facility, (viii) the expenses recognized related to amortization of fees and other charges in connection with the 1989 Acquisition, (ix) an amount equal to the excess of (A) the interest expense incurred on the Existing Notes and the Securities during the period following the consummation of the offering of the Securities and prior to the date of the Redemption, over (B) the interest income earned on the proceeds from the offering of the Securities designated for the Redemption during the same period, or (x) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

          "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP consistently applied.

          "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge that requires an accrual or reserve for cash charges for any future period and all non-cash charges incurred in connection with the valuation of inventory on a LIFO basis).

          "Consolidation" means, with respect to the accounts of any Person, the consolidation of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

          "Corporate Trust Office" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 101 West Washington Street, Suite 655 South, Indianapolis, Indiana 46255.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "EBITDA" means the sum of Consolidated Net Income, Adjusted Consolidated Interest Expense, Consolidated Income Tax Expense and
Consolidated Non-Cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP consistently applied.

          "Eligible Inventory" means Inventory consisting of finished goods held for resale in the ordinary course of business of the Company, raw materials for such finished goods and work-in-process and semi-finished goods which satisfy and continue to satisfy the criteria as set forth below as determined by the agent under the New Credit Facility in good faith. In general, Eligible Inventory shall not include (a) components which are not part of finished goods; (b) spare parts for equipment; (c) packaging and shipping materials; (d) supplies used or consumed in the Company's business;
(e) Inventory at premises other than those owned and controlled by the Company, except if the agent under the New Credit Facility shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to such agent, acknowledging the first priority security interest in the Inventory of such agent, for itself and the ratable benefit of the creditors under the New Credit Facility, waiving security interests and claims by such person against the Inventory and permitting such agent access to, and the right to remain on, the premises so as to exercise the rights and remedies of such agent for itself and the ratable benefit of the creditors under the New Credit Facility, and otherwise deal with the collateral; (f) Inventory subject to a security interest or lien in favor of any person other than the agent under the New Credit Facility (except those permitted under the New Credit Facility); (g) bill and hold goods; (h) unserviceable, obsolete or slow moving Inventory, (i) Inventory which is not subject to the first priority, valid and perfected security interest of the agent under the New Credit Facility; (j) returned, damaged and/or defective Inventory; or (k) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by the agent under the New Credit Facility in good faith based on events, conditions, circumstances or risks which such agent in good faith determines are reasonably likely to affect the Inventory, the value of the Inventory or the security interests and other rights in the Inventory of such agent, for itself and the ratable benefit of the creditors under the New Credit Facility, and for which no availability reserve has been established.

          "Event  of  Default"    has  the  meaning  specified  in  Article V.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Credit Facility" means the revolving credit facility established pursuant to a Loan and Security Agreement between the Company and Congress Financial Corporation (Central) dated August 11, 1994, as amended.

          "Existing Notes" means the Company's 11 % Senior Secured Notes due 1998 and 13 % Senior Subordinated Notes due 1999.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

          "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person (debtor) referred to in the definition of "Indebtedness" contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,
(ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or
(v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

          "Indenture" means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Securities to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Securities and the performance of all other obligations to the Trustee and the holders under the Indenture and the Securities, according to the terms thereof.

          "Independent Financial Advisor" means a nationally recognized investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Interest Payment Date" means the Stated Maturity of a regular installment of interest on the Securities or the Special Payment Date with respect to Defaulted Interest.

          "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

          "Inventory" means all of the Company's now-owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, semi- finished goods, finished goods, returned and repossessed goods, and materials and supplies of any kind, nature or description which are or might be consumed in the Company's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, goods, merchandise and other personal property, and all documents of title or other documents representing them.

          "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event Moody's or S&P shall cease rating the Securities and the Company shall select any Rating Agency, the equivalent of such ratings by another Rating Agency.

          "Investments" means, with respect to any Person, directly or indirectly, any advance, loan, or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Material Subsidiary" means a Subsidiary that is a "significant subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

          "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

          "MLGA" means Morgan, Lewis, Githens, & Ahn, an investment partnership.

          "MLGA Fund II, L.P." means MLGA Fund II, L.P., a Connecticut limited partnership controlled by certain principals of MLGA.

          "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under Section 10.9 the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "New Credit Facility" means the Loan and Security Agreement, dated on or before the Closing Date, among the Company, Congress Financial Corporation (Central) ("Congress"), as agent, and Congress and CoreStates Bank, N.A., as lenders, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, whether by the same or any other lender or group of lenders (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing), so long as the collateral therein consists only of accounts receivable, inventory and fixed assets or any combination thereof.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee, including but not limited to an Opinion of Independent Counsel.

          "Opinion of Independent Counsel" means a written opinion by someone who is not an employee or consultant of the Company and who shall be reasonably acceptable to the Trustee.

          "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

               (c)       Securities, except to the extent provided in Sections
4.2 and 4.3, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article IV; and

               (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so as to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

          "Pari Passu Indebtedness" means any Indebtedness of the Company that is paripassu in right of payment to this Securities.

          "Participants"  means  Persons  for  whom  the  Depositary  holds
Securities.

          "Paying Agent" means any Person authorized by the Company to pay the principal, premium, if any, or interest on any Securities on behalf of the Company.

          "Permitted Holders" means MLGA Fund II, L.P. and any Affiliates thereof.

          "Permitted  Indebtedness"  means  the  following:

               (i) Indebtedness of the Company under the New Credit Facility under which the sum of (a) the aggregate principal amount of revolving loan advances and (b) the aggregate stated amount of letters of credit issued pursuant thereto, at any one time outstanding does not exceed the greater of (x) $50.0 million and (y) an amount equal to (i) 60% of Eligible Inventory consisting of finished goods and raw materials for such finished goods, plus (ii) 45% of Eligible Inventory consisting of work-in-process and semi-processed goods plus (iii) 85% percent of the Net Amount of Eligible Accounts minus (iv) any Availability Reserves, as each of the capitalized terms in this clause (y) is defined in the New Credit Facility;

               (ii) Indebtedness of the Company pursuant to the Securities;

               (iii) Indebtedness of the Company evidenced by the Existing Notes to be redeemed pursuant to a notice of redemption given on the date hereof;

               (iv)         Indebtedness of the Company owing to a Subsidiary;
provided that any Indebtedness of the Company owing to a Subsidiary is made pursuant to an intercompany note and is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Securities; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (iv);

               (v) obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any of its Subsidiaries, which obligations do not exceed the aggregate principal amount of such Indebtedness and hedging arrangements that the Company enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in commodity prices;

               (vi) Indebtedness of the Company incurred (a) as a Purchase Money Obligation, (b) under any Capital Lease Obligation, or (c) with respect to letters of credit not otherwise permitted pursuant to clause (i) of this definition of "Permitted Indebtedness" in a principal amount for clauses (a),
(b) and (c) in the aggregate not to exceed $10.0 million in any fiscal year of the Company;

               (vii) Indebtedness of the Company in addition to that described in clauses (i) through (vi) of this definition of "Permitted Indebtedness," not to exceed $10.0 million at any time outstanding in the aggregate; provided that such amount shall be reduced by the amount, if any, of Permitted Subsidiary Indebtedness then outstanding under clause (iii) of the definition of "Permitted Subsidiary Indebtedness";

               (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "renewal/refinancing") of any Indebtedness described in clauses (ii) and (vi) of this definition of "Permitted Indebtedness," including any successive renewal/refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such renewal/refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such renewal/refinancing pursuant to the terms of such Indebtedness or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such renewal/refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such renewal/refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

               (ix) Permitted Subsidiary Indebtedness that is permitted to be incurred by a Subsidiary pursuant to clauses (ii) and (iii) under the definition of "Permitted Subsidiary Indebtedness"; and

               (x) Acquired Indebtedness that, after giving pro forma effect thereto, and to the related acquisition as provided in Section 10.8(a), results in (x) the Consolidated Fixed Coverage Ratio being less than the Applicable Coverage Ratio (as defined in Section 10.8 hereof) but greater than or equal to 1.75 to 1.00 and (y) the Consolidated Fixed Coverage Ratio increasing as a consequence of such incurrence.

          "Permitted Investment" means (i) Investments in any Wholly-Owned Subsidiary; (ii) Indebtedness of a Subsidiary described under clause (ii) of the definition of "Permitted Subsidiary Indebtedness" or Indebtedness of the Company described under clauses (iv) of the definition of "Permitted Indebtedness;" (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under
Section 10.12 to the extent such Investments are non-cash proceeds as permitted under such covenant; and (v) other Investments in the aggregate not to exceed $5.0 million.

          "Permitted  Subsidiary  Indebtedness"  means:

               (i) Acquired Indebtedness of any Subsidiary whose incurrence would be permitted under the test set forth in paragraph (x) of the definition of "Permitted Indebtedness" as if calculated for such Subsidiary;

               (ii) Indebtedness of a Wholly-Owned Subsidiary owing to the Company or another Wholly-Owned Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached as an exhibit to the Indenture; provided, further, that (x) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly-Owned Subsidiary and other than any pledge as security for the New Credit Facility) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (ii) and (y) any transaction pursuant to which any Wholly-Owned Subsidiary, which has Indebtedness owing to the Company or any other Wholly-Owned Subsidiary, ceases to be a Wholly-Owned Subsidiary shall be deemed to be the incurrence of Indebtedness by the Company or such other Wholly-Owned Subsidiary that is not permitted under this clause (ii);

               (iii) Indebtedness of a Subsidiary in addition to that described in clauses (i) and (ii) of this definition of "Permitted Subsidiary Indebtedness," not to exceed $10.0 million at any time outstanding in the aggregate; provided, that such amount shall be reduced by the amount, if any, of Permitted Indebtedness then outstanding under clause (vii) of the definition of "Permitted Indebtedness"; and

               (iv) any renewals, extensions, substitutions, refinancings or replacements (collectively, a "debt refinancing") of any Indebtedness described in clause (i) of this definition of "Permitted Subsidiary Indebtedness," including any successive debt refinancings thereof, so long as any such new Indebtedness shall be in a principal amount that does not exceed the principal amount so refinanced, plus an amount equal to the lesser of (x) the stated amount of any premium required to be paid in connection with any such debt refinancing and (y) the amount of premium actually paid in connection with any such debt refinancing plus the amount of expenses of such Subsidiary incurred in connection therewith.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed, or stolen Security.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the date of the Indenture, and including, without limitation, all classes and series of preferred or preference stock.

          "Public Equity Offering" means any underwritten public offering of common stock of the Company pursuant to a registration statement filed pursuant to the Securities Act which offering is consummated after the date of the offering of Securities.

          "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or its Subsidiaries, and any additions and accessions thereto, which are purchased by the Company or any Subsidiary at any time after the Securities are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets described above is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and
(iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or any Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of any event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

          "Redemption"  means  the  redemption  of  the  Existing  Notes.

          "Redemption Date" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment Date means February 15 or August 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date.

          "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office of the Trustee or any agent of the Trustee appointed hereunder, including the chairman or vice chairman of the board of directors or the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers or any other officer appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "S&P" means Standard and Poor's Corporation or any successor rating agency.

          "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the Company or such Subsidiary.

          "Securities" has the meaning specified in the first recital of this Indenture.

          "Securities  Act"  means  the  Securities  Act  of 1933, as amended.

          "Senior Indebtedness" means Indebtedness of the Company other than Subordinated Indebtedness.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

          "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company which is by its terms expressly subordinated in right of payment to the Securities.

          "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries; provided that an Unrestricted Subsidiary shall not be deemed a Subsidiary for purposes of the Indenture.

          "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than two years after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America; (ii) any certificate of deposit, maturing not more than two years after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (iv) any money market deposit accounts issued or offered by (a) a domestic commercial bank having capital and surplus in excess of $500.0 million or (b) a nationally recognized investment bank having capital and surplus and undivided profits in excess of $150.0 million; (v) repurchase obligations for underlying securities of the type described in clause (i) above entered into with any financial institution designated as a "Primary Dealer" by the Federal Reserve Bank of New York or any commercial banking institution that satisfies the criteria set forth in clause (ii) of this definition of "Temporary Cash Investments" as a counterparty; and (vi) Eurodollar certificates of deposit maturing not more than two years after the date of acquisition issued by, or any time deposit of, a commercial banking institution outside the United States having equity capital and surplus and undivided profits of not less than $250.0 million and foreign denominated money market deposit accounts issued by a commercial banking institution outside the United States having equity capital and surplus and undivided profits of not less than $250.0 million.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

          "Unrestricted Subsidiary" means any Subsidiary as to which all of the following conditions apply: (a) neither the Company nor any of its Subsidiaries provides credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); (b) such subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness;
(c) neither the Company nor any of its Subsidiaries has made an Investment in such Unrestricted Subsidiary unless such Investment was not prohibited by the provisions described under Section 10.9 hereunder; and (d) the Board of Directors of the Company, as provided below, shall have designated such Subsidiary to be an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors may designate any Unrestricted Subsidiary as a Subsidiary; provided, that (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under Section 10.8 hereunder; and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Subsidiary.

          "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (a) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and
(b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly-Owned Subsidiary" means a Subsidiary all the Capital Stock (other than directors' qualifying shares) of which is owned by the Company or another Wholly-Owned Subsidiary.

          "1989 Acquisition" means the acquisition in 1989 of the Company by MLGA and its Affiliates, together with management of the Company, in a leveraged buy-out.



          Section  1.2.    Other  Definitions.



Term                                 Defined in Section
-----------------------------------  ------------------

"Act"                                               1.5
"Applicable Coverage Ratio"                        10.8
"Applicable Premium                               10.14
"Applicable Spread                                10.14
"Certificated Notes                                 3.1
"Change of Control Offer"                         10.13
"Change of Control Purchase Date"                 10.13
"Change of Control Purchase Notice"               10.13
"Change of Control Purchase Price"                10.13
"Closing Date"                                      3.1
"covenant defeasance"                               4.3
"Defaulted Interest"                                3.7
"defeasance"                                        4.2
"Defeasance Redemption Date"                        4.4
"Defeased Securities"                               4.1
"Deficiency"                                      10.12
"Depositary"                                        2.1
"event of default"                                 10.9
"Excess Proceeds"                                 10.12
"Global Note"                                       3.1
"Global Note Holder"                                3.1
"Holdings"                                          8.1
"incur"                                            10.8
"Offer"                                           10.12
"Offer Date"                                      10.12
"Offered Price"                                   10.12
"refinancing"                                      10.9
"Required Filing Dates"                           10.17
"Security Amount"                                 10.12
"Security Register"                                 3.5
"Security Registrar"                                3.5
"Special Payment Date"                              3.7
"Surviving Entity"                                  8.1
"Treasury Rate"                                   10.14
"U.S. Government Obligations"                       4.4


          Section  1.3.    Compliance  Certificates  and  Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and each other obligor of the Securities shall furnish to the Trustee an Officers' Certificate to the effect that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of any certificates and/or opinions is specifically required by any provision of this Indenture, relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 10.18 of this Indenture) shall include:

               (a) a statement to the effect that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement to the effect that, in the opinion of each such individual or such firm, he has made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

          Section  1.4.    Form  of  Documents  Delivered  to  Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company or other obligor of the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of such an officer or of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or other obligor of the Securities with respect to such factual matters and which contains a statement to the effect that the information with respect to such factual matters is in the possession of the Company or other obligor of the Securities, unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section  1.5.    Acts  of  Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The ownership of Securities shall be proved by the Security Register.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any other obligor in reliance thereon, whether or not notation of such action is made upon such Security.

          (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          Section  1.6.    Notices,  etc.,  to  Trustee  and  the  Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

               (a) the Trustee by any Holder or by the Company or any other obligor of the Securities shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, by first-class mail postage prepaid (return receipt requested) or delivered in person or by recognized overnight courier to or with the Trustee at 101 West Washington Street, Suite 655 South, Indianapolis, Indiana 46255, Attention: Corporate Trust Administration or at any other address furnished in writing prior thereto to the Holders, the Company or any other obligor of the Securities by the Trustee, or delivered by facsimile transmission to (317) 267- 7658,
Attention: Corporate Trust Administration or at any other facsimile number furnished in writing prior thereto to the Holders, the Company or any other obligor of the Securities by the Trustee, provided that a copy of any facsimile delivery is delivered by mail or courier in the manner and to the address described above not later than five Business Days after the delivery by facsimile; or

               (b) the Company shall be sufficient for every purpose (except as provided in Section 5.1(c)) hereunder if in writing and mailed, first-class postage prepaid or delivered by recognized overnight courier, to the Company addressed to it at 1020 West Park Avenue, Kokomo, Indiana 46904-9013, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company or delivered by facsimile transmission to (317) 456-6985, Attention: Chief Financial Officer, or at any other facsimile number furnished in writing prior thereto to the Holders, the Trustee or any other obligor of the Securities by the Company, provided that a copy of any facsimile delivery is delivered by mail or courier in the manner and to the address described above not later than five Business Days after the delivery by facsimile, with a copy to Ice Miller Donadio & Ryan, One American Square, Box 82001, Indianapolis, Indiana 46282-0002,
Attention: Stephen J. Hackman, or delivered by facsimile transmission to (317) 236-2219, Attention: Stephen J. Hackman or at any other facsimile number furnished in writing prior thereto to the Holders, the Trustee, the Company or any other obligor of the Securities by Ice Miller, Donadio & Ryan, provided that a copy of any facsimile delivery is delivered by mail or courier in the manner and to the address described above not later than five Business Days after the delivery by facsimile.

          Section  1.7.    Notice  to  Holders;  Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section  1.8.    Conflict  with  Trust  Indenture  Act.

          If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          Section  1.9.    Effect  of  Headings  and  Table  of  Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section  1.10.    Successors  and  Assigns.

          All covenants and agreements in this Indenture by the Company and any other obligor of the Securities shall bind their successors and assigns, whether so expressed or not.

          Section  1.11.    Separability  Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section  1.12.    Benefits  of  Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section  1.13.    GOVERNING  LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT
GIVING  EFFECT  TO  THE  CONFLICT  OF  LAWS  PRINCIPLES  THEREOF).

          Section  1.14.    Legal  Holidays.

          In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at Maturity or the Stated Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

          Section  1.15.    Schedules.

          All schedules attached hereto are by this reference made a part with the same effect as if herein set forth in full.

          Section  1.16.    Counterparts.

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


     ARTICLE  II

     SECURITY  FORMS

          Section  2.1.    Forms  Generally.

          (a) The Securities will initially be issued in the form of one or more global notes (the "Global Note"). The Global Note will be deposited on the date of the closing of the sale of the Securities offered hereby (the "Closing Date") with, or on behalf of, The Depository Trust Company or its successors and assigns (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

          (b) Notwithstanding Section 2.1(a), Securities that are issued in accordance with Section 2.1(c) will be issued in the form of registered definitive certificates (the "Certificated Notes"). Such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of Securities being transferred.

          (c) Any person owning a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for
Securities in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days, or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Securities in the form of Certificated Notes under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Certificated Notes will be issued to each Person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Securities. If the Company determines to replace the Depositary with another qualified securities depository, the Company shall prepare or cause to be prepared a new fully-registered Global Note, registered in the name of such successor or substitute securities depositary or its nominee, or make such other arrangements as are acceptable to the Company, the Trustee and the securities depository and not inconsistent with the terms of this Indenture.

          (d) Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of the Securities, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

          (e) Securities and the Trustee's certificates of authentication thereof shall be in substantially the forms set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

          (f) The Certificated Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          Section  2.2.    Form  of  Face  of  Security.

          The form of the face of the Securities shall be substantially as follows:

     HAYNES  INTERNATIONAL,  INC.


     11e%  Senior  Notes  due  2004

CUSIP  No.  420877    AD4          $140,000,000

          HAYNES International, Inc., a Delaware corporation (herein called the "Company," which term includes any successor), for value received, hereby
promises  to  pay  to              or registered assigns, the principal sum of
$140,000,000 United States dollars on September 1, 2004, at the office or agency of the Company referred to below, and to pay interest thereon from August 23, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semiannually on March 1 and September 1 of each year commencing March 1, 1997 at the rate of 11e% per annum, in United States dollars, until the principal hereof is paid or duly provided for.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder in whose name such Security is registered as of such Regular Record Date, and may be paid on the Special Payment Date to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee (and for which notice shall be given to Holders of Securities not less than 10 days prior to such Special Record Date) or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the
                --------  -------
option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

Dated:  August  23,  1996          HAYNES  INTERNATIONAL,  INC.


                         By:


Attest:          [SEAL]



       Secretary

          Section  2.3.    Form  of  Reverse  of  Security.

          The form of the reverse of the Securities shall be substantially as follows:

          This Security is one of the duly authorized issue of Securities of the Company designated as its 11 % Senior Notes due 2004 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $140.0 million which may be issued under and are subject to the terms of an indenture (herein called the "Indenture") dated as of August 23, 1996 between the Company and National City Bank, as trustee (together with any successor trustee under the Indenture, the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on this Security and (b) certain covenants and related Defaults and Events of Default thereunder, in each case upon compliance with certain conditions set forth therein.

          The Securities are subject to redemption at any time on or after September 1, 2000, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning September 1 of the years indicated below:






      Redemption
Year  Price
----  -----------

2000     105.813%
2001     102.906%




and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

          In addition, prior to September 1, 1999, in the event one or more Public Equity Offerings of the Company are consummated, the Company may redeem in the aggregate up to a maximum of 35% of the initial aggregate principal amount of the Securities with the net proceeds thereof at a Redemption Price equal to 111.625% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date; provided that, after giving effect thereto,
                                   --------
at least $85.0 million aggregate principal amount of Securities remains outstanding.

          If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable, provided that, any redemption pursuant to the provisions relating to a sale of
       -
the Common Stock of the Company pursuant to one or more Public Equity Offerings shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to any procedures of the Depositary).

          If a Change of Control shall occur at any time, then each holder of Securities shall have the right to require that the Company purchase such holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase pursuant to the offer procedures set forth in the Indenture.

          In addition, if a Change of Control shall occur at any time, then the Company shall, within 180 days after a Change of Control and upon not less than 30 nor more than 60 days' prior notice to each holder of Securities, have the right to purchase the Securities, in whole or in part, at a redemption price equal to the sum of (i) the then outstanding principal amount plus (ii) accrued and unpaid interest, if any, to the Redemption Date, plus (iii) a premium defined as the greater of (a) 1.0% of the then outstanding principal amount of the Securities and (b) the excess of (1) the present value of the required payments on the Securities, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (2) the then outstanding principal amount of the Securities.

          Under certain circumstances, in the event the Net Cash Proceeds that are received by the Company from any Asset Sale, and that are not applied within the time periods set forth in the Indenture to repay or prepay permanently any Indebtedness under the New Credit Facility then outstanding or invested in properties or assets that replace the assets sold or that are used in the businesses of the Company or its Subsidiaries, equal or exceed $5.0 million, the Company will be required to offer, pursuant to the offer procedures set forth in the Indenture, to apply such proceeds to the repayment of the Securities at 100% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase and to the repayment of certain Indebtedness ranking pari passu with the Securities.
                                               ---- -----

          In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          In  the  event  of  redemption  of this Security in part only, a new
Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Securities at any time with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and the Securities and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor under the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee,
(c) the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request and (d) the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not
                               --------  -------
apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition (other than pursuant to a lease) of all or substantially all of the properties and assets of the Company in accordance with the Indenture, subject to the terms and conditions of the Indenture, the successor Person to such transaction shall become the obligor on this Security, and the Company shall be discharged from all obligations and covenants under this Security and the Indenture.

          All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          The Company will furnish to any holders of the Securities upon written request and without charge a copy of the Indenture. All requests may be made to Haynes International, Inc., 1020 West Park Avenue, Kokomo, Indiana 46904-9013.

          Section  2.4.    Form  of  Trustee's  Certificate of Authentication.

          The Trustee's certificate of authentication shall be included on the form of the face of the Securities substantially in the following form:


     TRUSTEE'S  CERTIFICATE  OF  AUTHENTICATION.

          This is one of the Securities referred to in the within-mentioned Indenture.

                              National  City  Bank,
                                as  Trustee


                              By:
                                  Authorized  Signatory

     ARTICLE  III

     THE  SECURITIES

          Section  3.1.    Title  and  Terms.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $140,000,000 in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.3, 3.4, 3.5, 3.6, 9.6, 10.12, 10.13,
10.14  or  11.8.

          The Securities shall be known and designated as the "11 % Senior Notes due 2004" of the Company. The Stated Maturity of the Securities shall be September 1, 2004, and the Securities shall bear interest at the rate of 11 % per annum from August 23, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable commencing on March 1, 1997 and semiannually thereafter on March 1 and September 1 in each year, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable as provided in Section 3.7.

          The principal of, premium, if any, and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that at the option of the Company interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses as shall appear on the Security Register.

          The  Securities  shall  be  redeemable  as  provided  in Article XI.

          At the election of the Company, the entire indebtedness on the Securities or certain of the Company's obligations and covenants and certain Defaults and Events of Default thereunder may be defeased as provided in
Article  IV.

          Section  3.2.    Denominations.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          Section  3.3.    Execution,  Authentication,  Delivery  and  Dating.

          The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, Vice-Chairman, President or one of its Vice
Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

          Each  Security  shall  be  dated  the  date  of  its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication, substantially in the form provided for herein, duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company or any of its Subsidiaries, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, and the successor Person resulting from such consolidation, or surviving such consolidation or merger, or into which the Company shall have been merged or consolidated, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of a Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such new name.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.


          Section  3.4.    Temporary  Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.2 (or in accordance with Section 3.3, in the case of the initial Securities), without charge to the Holders thereof. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          Section  3.5.   Registration, Registration of Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee or an agent thereof or of the Company shall initially be the "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company may appoint one or more co- registrars.

          Subject to the requirements of applicable law, upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.2, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of, transfer, exchange or redemption of Securities, other than exchanges pursuant to Section 3.3, 3.4, 3.6, 9.6, 10.12, 10.13,
10.14  or  11.8  not  involving  any  transfer.

          The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business (i) 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 11.4 and ending at the close of business on the day of such mailing or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

          Section  3.6.    Mutilated,  Destroyed,  Lost and Stolen Securities.

          If (a) any mutilated Security is surrendered to the Trustee, or (b) the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, any other obligor under the Securities and the Trustee, such security and/or indemnity, in each case as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any other obligor under the Securities or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

          Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any other obligor of the Securities, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section  3.7.    Payment  of  Interest;  Interest  Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest payment.

          Any interest on any Security which is payable, but is not paid or duly provided for on the Stated Maturity of such interest (or within 15 days after the Stated Maturity of such interest) and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder in whose name such Security is registered as of the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

               (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.

          The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (the "Special Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit at least one Business Day prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Such notice shall be received by the Trustee no less than 30 days prior to the Special Payment Date. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which Special Record Date shall be not more than 15 days and not less than 10 days prior to the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date and Special Payment Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor to be mailed, certified or registered (return receipt requested) first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

               (b) The Company may make payment to the Persons in whose name the Securities are registered at the close of business on the Special Record Date and Special Payment Date of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, unless, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such manner of payment shall not be deemed practicable by the Trustee (acting reasonably). The Trustee shall give prompt written notice to the Company of any such determination.

          Subject to the foregoing provisions of this Section 3.7, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          Section  3.8.    Persons  Deemed  Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section  3.9.    Cancellation.

          All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company or any Subsidiary may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or any such Subsidiary may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed in accordance with its customary procedures and certification of their destruction delivered to the Company unless by a Company Order received by the Trustee prior to such destruction the Company shall direct that the canceled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company.

          Section  3.10.  Computation  of  Interest.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          Section  3.11.  Depositary  Procedures.

          (a) The following procedures will be established: (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the underwriters of the Securities with portions of the principal amount of the Global Note, and (ii) ownership of the Securities evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests in the Depositary's Participants), the Depositary's Participants and the Depositary's indirect Participants.

          (b) So long as the Global Note Holder is the registered holder of the Global Note, the Global Note Holder will be considered for all purposes under the Indenture as the sole and absolute owner of the Securities evidenced by the Global Note. Beneficial owners of Securities evidenced by the Global Note will not be considered the owners or holders thereof under the Indenture for any purpose. Without limiting the foregoing sentence, neither the Company nor the Trustee will have any responsibility or liability for (i) any aspect of the records of the Depositary, (ii) maintaining, supervising, or reviewing any records of the Depositary relating to the Securities, (iii) the selection by the Depositary of beneficial interests in the Securities to be redeemed in part or (iv) the payment to any beneficial owner or other Person, other than the Depositary, of any amount with respect to principal of, premium, if any, or interest with respect to the Securities.

          Section  3.12.  Book-Entry.

          Payments in respect of the principal of, premium, if any, and interest on any Securities registered in the name of the Global Note Holder on the applicable record date will be payable by an office or agency established by the Company under the Indenture for such purpose to or at the direction of the Global Note Holder in its capacity as the holder of the Global Note. The Company and the Trustee may treat the Persons in whose name Securities, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Securities. Payments by the Participants to the beneficial owners of Securities will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants.

          Section  3.13.  Same-Day  Settlement  and  Payment.

          Payments in respect of the Securities represented by the Global Note (including principal, premium, if any, interest and liquidated damages, if any) shall be made in immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, the Paying Agent will make all payments of principal, premium, if any, interest, and liquidated damages, if any, in immediately available funds to the accounts specified by the Holders thereof, either at the office or agency of a Paying Agent or by mailing a check to each such Holder's registered address. The Securities represented by the Global Note are expected to trade in the Depositary's Same-Day Funds Settlement System, and secondary market trading activity in such Securities will, therefore, be required by the Depositary to be settled in immediately available funds.

          Section  3.14.  Legends.

          All  Global  Notes  shall  bear  the  following  legend:

          Unless this certificate is presented by an authorized representative of the Depository Trust Company (together with its successors and assigns, the "Depositary") to the Company or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


     ARTICLE  IV

     DEFEASANCE  AND  COVENANT  DEFEASANCE

          Section 4.1. Company's Option to Effect Defeasance or Covenant Defeasance.

          The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 4.2 or Section
4.3 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this
Article  IV.

          Section  4.2.    Defeasance  and  Discharge.

          Upon the Company's exercise under Section 4.1 of the option applicable to this Section 4.2, both the Company and any other obligor on the Securities shall be deemed to have been discharged from their obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company and any other obligor of the Securities shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.4 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Section 3.4, 3.5, 3.6, 10.2 and 10.3, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and (d) this Article IV. Subject to compliance with this Article IV, the Company may exercise its option under this Section 4.2 notwithstanding the prior exercise of its option under Section 4.3 with respect to the Securities.

          Section  4.3.    Covenant  Defeasance.

          Upon the Company's exercise under Section 4.1 of the option applicable to this Section 4.3, both the Company and any other obligor on the Securities shall be released from their obligations under any covenant or provision contained in Sections 10.5 through 10.17, inclusive with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants and provisions, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and any other obligor of the Securities may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein or in such Defeased Securities to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(c), (d) or (e), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

          Section  4.4.    Conditions  to  Defeasance  or Covenant Defeasance.

          The  following  shall  be  the  conditions  to application of either
Section  4.2  or  Section  4.3  to  the  Defeased  Securities:

               (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, as reflected in the written report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm delivered to the Trustee, to pay and discharge (and which shall be applied by the Trustee to pay and discharge) the principal of, premium, if any, and interest on the Defeased Securities on the Stated Maturity (or on any date after September 1, 2000 (such date being referred to as the "Defeasance Redemption Date"), if prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Securities on the Defeasance Redemption Date) of such principal or installment of interest;
provided that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

               (2) In the case of an election under Section 4.2, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

               (3) In the case of an election under Section 4.3, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

               (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit;

               (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company.

               (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

               (7) The Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including without limitation, those arising under this Indenture and (B) the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit the trust fund will not be subject to the effect of sections 547 and 550 of the United States Bankruptcy Code or section 15 of the New York Debtor and Creditor Law.

               (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

               (9) No event or condition shall exist on the date of such deposit that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 123rd day after the date of such deposit.

               (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each to the effect that all conditions precedent provided for relating to either the defeasance under Section 4.2 or the covenant defeasance under Section 4.3 (as the case may be) have been complied with as contemplated by this Section 4.4.

          Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited to matters of fact, including that various financial covenants have been complied with.

          Section 4.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 10.3, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.4 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.4 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

          Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 4.4 which, in the opinion of a nationally recognized firm of independent public accountants or nationally recognized investment banking firm expressed in a written report delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance. In the event of an error in any calculation resulting in a withdrawal hereunder, the Company shall deposit an amount equal to the amount erroneously withdrawn as promptly as practicable after becoming aware of such error.

          Section  4.6.    Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 4.2 or 4.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.2 or 4.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 4.2 or 4.3, as the case may be; provided, however, that (a) if the Company makes any payment to the Trustee or Paying Agent of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent and (b) the Trustee or Paying Agent shall return all such United States dollars and U.S.
Government Obligations to the Company promptly after receiving a Company Request therefor at any time, if the Trustee or Paying Agent receives written notice from the Company that such reinstatement of the Company's obligations has occurred and continues to be in effect at such time.


     ARTICLE  V

     REMEDIES

          Section  5.1.    Events  of  Default.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body);

               (a) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

               (b) there shall be a default in the payment of the principal of or premium, if any, on any Security at its Stated Maturity (upon acceleration, optional or mandatory redemption, repurchase pursuant to a Change of Control Offer, an offer in respect of Excess Proceeds or otherwise);

               (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in Section 5.1(a) or (b) or in clauses (ii), (iii) or (iv) of this Section 5.1(c)) and such default or breach shall continue for a period of 30 days after written notice of such failure requiring the Company to remedy the same has been given, by certified mail,
(x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; (ii) there shall be a default in the performance or breach of the provisions of Article VIII; (iii) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 10.12 or (iv) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 10.13;

               (d) (i) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any agreements, indentures or instruments under which the Company or any Subsidiary then has outstanding Indebtedness in excess of $5 million when the same shall become due and payable and continuation of such default after any applicable grace period and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have no right to accelerate such Indebtedness or (ii) an event of default as defined in any of the agreements, indentures or instruments described in clause (i) of this
Section 5.1(d) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

               (e) one or more judgments, orders or decrees for the payment of money in excess of $2.5 million, either individually or in the aggregate (net of amounts for which an insurance company has agreed that it is liable) shall be entered against the Company or any Subsidiary or any of their respective properties and shall not be discharged and either (i) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (ii) there shall have been a period of 90 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

               (f) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 90 consecutive days;

               (g) (i) the Company or any Material Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Material Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law,
(iv) the Company or any Material Subsidiary (A) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company or such Material Subsidiary or of any substantial part of its property, (B) makes an assignment for the benefit of creditors or (C) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Material Subsidiary takes any corporate action in furtherance of any such actions in this Section 5.1(g);

               (h) any holder or holders of at least $5 million in aggregate principal amount of Indebtedness of the Company or any Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or supply in satisfaction of Indebtedness, assets of the Company or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements); or

               (i) the Company shall fail to redeem the Existing Notes within 45 days after the date of the original issuance of the Securities.

          Section  5.2.    Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than an Event of Default specified in Sections 5.1(f) and (g)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare all the Securities to be due and payable immediately in an amount equal to the principal amount of the Outstanding Securities, together with accrued and unpaid interest, if any, to the date the Securities shall have become due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holder of the Securities by appropriate judicial proceeding. If an Event of Default specified in Section 5.1(f) or (g) occurs and is continuing, then all the Securities shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

               (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                    (i)         all sums paid or advanced by the Trustee under
Section 6.6 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                    (ii)          all  overdue interest on all Securities, and

                    (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

               (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

          Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

          The  Company  covenants  that  if:

               (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

               (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise) thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, and may enforce any other proper remedy, subject however to
Section  5.12.

          The rights and remedies under this Section 5.3 are in addition to the other rights and remedies under this Article V.

          Section  5.4.    Trustee  May  File  Proofs  of  Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

               (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

               (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due if for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5.5. Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which judgment has been recovered.

          Section  5.6.    Application  of  Money  Collected.

          Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to the applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST:    To  the  payment of all amounts due the Trustee under
Section  6.6;

               SECOND: To the payment in full of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

               THIRD: The balance, if any, to the Person or Persons entitled thereto as a court of competent jurisdiction shall direct, or to the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          Section  5.7.    Limitation  on  Suits.

          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

               (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (c) such Holder or Holders have offered, and if requested have provided, to the Trustee an indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

          Section 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.7) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section  5.9.    Restoration  of  Rights  and  Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, (a) the Company and any other obligor under the Securities, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and (b) thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section  5.10.    Rights  and  Remedies  Cumulative.

          Except as provided in Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section  5.11.    Delay  or  Omission  Not  Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section  5.12.    Control  by  Holders.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

               (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.7) or expose the Trustee to personal liability; and

               (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section  5.13.    Waiver  of  Past  Defaults.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past Default hereunder and its consequences, except a
Default:

               (a) in the payment of the principal of, premium, if any, or interest on any Security, or

               (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected by such modification or amendment.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section  5.14.    Undertaking  for  Costs.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

          Section  5.15.    Waiver  of  Stay,  Extension  or  Usury  Laws.

          Each of the Company and any other obligor under the Securities covenants (to the extent enforceable under law) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, the automatic stay under section 362 of the United States Bankruptcy Code or any other stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any other obligor under the Securities from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and any other obligor under the Securities (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section  5.16.    Remedies  Subject  to  Applicable  Law.

          All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.


     ARTICLE  VI

     THE  TRUSTEE

          Section  6.1.    Notice  of  Defaults.

          Within 30 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders or any other persons entitled to receive reports pursuant to Trust Indenture Act Section 313(c) notice of such Default, unless such Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Security, the Trustee may withhold and shall be protected in withholding such notice if and so long as the board of directors of the Trustee, the executive committee of the board of directors of the Trustee or a committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders; provided that the Trustee shall have no obligation to present such question for determination by its board of directors or any such committee.

          Section  6.2.    Certain  Rights  of  Trustee.

          Subject to the provisions of Trust Indenture Act Section 315(a) through 315(d):

               (a) the Trustee, in the absence of willful misconduct or negligence on its part, may rely conclusively on, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (c) wherever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to the taking, suffering or omitting of any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) in the absence of bad faith or negligence on its part, may rely conclusively upon an Officers' Certificate and/or an Opinion of Counsel that conforms to the requirements of this Indenture;

               (d) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith without negligence and in reliance thereon in accordance with such advice or Opinion of Counsel;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

               (f) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence or willful misconduct of the Trustee;

               (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, security, coupon, security or other paper or document; but the Trustee in its discretion may make such further inquiry or investigation in accordance with any of the provisions of this Indenture into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine such relevant books, records and premises of the Company as may be reasonable, personally or by agent or attorney;

               (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an agent who is an employee of the Trustee) or attorney appointed with due care by it hereunder; and

               (i) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 6.3. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          Section  6.4.   Trustee and Agents May Hold Securities; Collections;
etc.

          The Trustee, any Paying Agent, Security Registrar or any other agent of the company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

          Section  6.5.    Money  Held  in  Trust.

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article IV, the Trustee shall only be required to invest moneys received by the Trustee, until used with the directions of the Company.

          Section 6.6. Compensation and Indemnification of Trustee and Its Prior Claim.

          The Company covenants and agrees to pay to the Trustee promptly upon request, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which, to the extent lawful, shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. When the Trustee incurs expenses and renders services in connection with an Event of Default specified in Section 5.1(f) or Section 5.1(g), the expenses (including the reasonable compensation and the expenses and disbursements of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law. The Company also covenants to indemnify the Trustee and each predecessor Trustee, and their respective officers, agents and employees for, and to hold them harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.6 and also including any liability which the Trustee may incur as a result of the Company's failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

          Section  6.7.    Conflicting  Interests.

          The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

          Section  6.8.    Corporate  Trustee  Required;  Eligibility.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a) and which shall have a combined capital and surplus of at least $100.0 million. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section  6.9.    Resignation  and  Removal; Appointment of Successor
Trustee.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall use its best efforts to promptly appoint a successor Trustee by Board Resolution or written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

          (c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)          If  at  any  time:

               (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of the Security for at least six months, or

               (2)        the Trustee shall cease to be eligible under Section
6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to
Section 5.14, any Holder of any security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company, by a Board Resolution or written instrument executed by authority of the Board of Directors of the Company, shall use its best efforts to promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, the Company or a court of competent jurisdiction has not appointed a successor Trustee, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office or agent hereunder.

          Section  6.10.    Acceptance  of  Appointment  by  Successor.

          In case of the appointment hereunder of a successor Trustee with respect to the Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts and duties of the retiring Trustee under this Indenture; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of its charges then unpaid, such retiring Trustee shall pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations.

          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor Trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 6.6.

          No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 6.10 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under the provisions of Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100.0 million.

          Upon acceptance of appointment by any successor Trustee as provided in this Section 6.10, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by
Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

          Section 6.11. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000.

          In case at the time such successor to the Trustee shall succeed to the Trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, amalgamation, conversion or consolidation.

          Section  6.12.    Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). In particular, the Trustee shall comply with the Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act
Section  311(a)  to  the  extent  indicated  therein.


     ARTICLE  VII

     HOLDERS'  LISTS  AND  REPORTS  BY  TRUSTEE  AND  COMPANY

          Section  7.1.    Company  to  Furnish Trustee Names and Addresses of
Holders.

          The  Company  will  furnish or cause to be furnished to the Trustee:

               (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

               (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

          Section  7.2.    Disclosure  of  Names  and  Addresses  of  Holders.

          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Action Section 312.

          Section  7.3.    Reports  by  Trustee.

          (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act shall transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to the Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

          (b) A copy of each report transmitted to Holders pursuant to this Section 7.3 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the Commission.

          Section  7.4.    Reports  by  Company.

          The  Company  shall:

               (a) file with the Trustee, in accordance with Section 10.17 hereof, and in any event within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the Trustee annual audited financial statements of the Company and its Subsidiaries, prepared on a consolidated basis in conformity with GAAP, within 120 days after the end of each fiscal year of the Company, and (ii) file with the Trustee and the Commission, in accordance with, and so long as not prohibited by, the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants for this Indenture as is required from time to time by such rules and regulations (including such information, documents and reports referred to in Trust Indenture Act Section 314(a)); and

               (c) within 30 days after the filing thereof with the Trustee, transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to Section 10.18 hereunder and subsections (a) and (b) of this Section as is required and not prohibited by rules and regulations prescribed from time to time by the Commission.



     ARTICLE  VIII

     CONSOLIDATION,  MERGER,  SALE  OF  ASSETS

          Section  8.1.   Company May Merge, Consolidate etc., Only on Certain
Terms.

          The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless: (i) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes by a supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of the Company under the Securities and this Indenture, and this Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the provisions of Section 10.8 (other than Permitted Indebtedness); and (v) the Company shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of counsel, each to the effect that such consolidation, merger, transfer, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions described in this Section 8.1 and that all conditions precedent herein provided for in this Section 8.1 relating to such transaction have been complied with. Notwithstanding any provision to the contrary contained in this Indenture, including without limitation the agreements and restrictions contained in this
Article VIII and the agreements and covenants elsewhere contained herein, the Company shall not be prevented, restricted or limited in any way from merging with and into Haynes Holdings, Inc. ("Holdings").

          Section  8.2.    Successor  Substituted.

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets on a Consolidated basis of the Company in accordance with Section 8.1 with respect to which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture or the Securities, the predecessor shall be released from those obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities.

          Any successor to the Company described in the foregoing paragraph may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor, instead of the Company, and subject to the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall delivered any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution of this Indenture.


     ARTICLE  IX

     SUPPLEMENTAL  INDENTURES

          Section 9.1. Supplemental Indentures and Agreements without Consent of Holders.

          Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form and substance reasonably satisfactory to the Trustee, for any of the following purposes:

               (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

               (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company in this Indenture or the Securities;

               (c) to cure any ambiguity or to correct or supplement any provision in this Indenture or the Securities which may be defective or inconsistent with any other provision in this Indenture or the Securities;

               (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.5 or otherwise;

               (e)          to  add  a guarantor of the Indenture Obligations;

               (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

               (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security, for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to this Indenture or otherwise; and

               (h) to clarify any other provisions with respect to matters or questions arising under this Indenture or the Securities; provided that, in each case, such clarification or provision thus made shall not adversely affect the interests of the Holders.

          Section 9.2. Supplemental Indentures and Agreements with Consent of Holders.

          Except as permitted by Section 9.1, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may (i) enter into an indenture or indentures supplemental hereto in form and substance reasonably satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture or the Securities (including, but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture or the Securities) or (ii) waive compliance with any provision in this Indenture or the Securities (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.19); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

               (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security or waive a default in the payment of the principal or interest on any Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

               (b) amend, change or modify the obligation of the Company to make and consummate an offer in accordance with Section 10.12, including amending, changing or modifying any of the provisions or definitions with respect thereto;

               (c) amend, change or modify the obligation of the Company to make and consummate an offer in accordance with Section 10.13, including amending, changing or modifying any of the provisions or definitions with respect thereto;

               (d) amend, change or modify the ability of the Company to make and consummate an offer in accordance with Section 10.14, including amending, changing or modifying any of the provisions or definitions with respect thereto;

               (e) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

               (f)     modify any of the provisions of this Section or Section
5.13 or 10.18, except to increase the percentage of Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

               (g) except as otherwise permitted under Article VIII, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; or

               (h) amend or modify any of the provisions of this Indenture in any manner which subordinates the Securities in right of payment to other Indebtedness of the Company.

          Upon the written request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Section  9.3.   Execution of Supplemental Indentures and Agreements.

          In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 6.3 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate to the effect that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Section  9.4.    Effect  of  Supplemental  Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section  9.5.    Conformity  with  Trust  Indenture  Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section  9.6.    Reference in Securities to Supplemental Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities modified so as to conform to any such supplemental indenture, in the opinion of the Trustee and the Board of Directors, may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          Section  9.7.    Record  Date.

          If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. The record date shall be a date no more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. No such consent shall be valid or effective for more than six months after such record date. Subject to applicable law, until any supplemental indenture, agreement, instrument or waiver becomes effective, or a consent to it by a Holder of a Security shall cease to be valid and effective as set forth in the preceding sentence, such consent is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.


     ARTICLE  X

     COVENANTS

          Section  10.1.    Payment  of  Principal,  Premium  and  Interest.

          The Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

          Section  10.2.    Maintenance  of  Office  or  Agency.

          The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at 101 West Washington Street, Suite 655 South, Indianapolis, Indiana 46255, shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

          Section  10.3.    Money  for  Security Payments to be Held in Trust.

          The Company will, at least one Business Day prior to each due date of the principal of, premium, if any, or interest on, any Securities, deposit with a Paying Agent (which shall not be the Company) a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

               (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

               (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and account for any funds disbursed; and

               (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company upon Company Request; and the Holders of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

          Section  10.4.    Corporate  Existence.

          Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

          Section  10.5.    Payment  of  Taxes  and  Other  Claims.

          The Company will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary shown to be due on any return of the Company or any Subsidiary or otherwise assessed or upon the income, profits or property of the Company or any Security and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any Subsidiary, except for any Lien permitted to be incurred under Section 10.11; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP consistently applied.

          Section  10.6.    Maintenance  of  Properties.

          The Company will cause all material properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be consistent with sound business practice and reasonably necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 10.6 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

          Section  10.7.    Insurance.

          The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature reasonably self-insured or insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Subsidiaries operate, except where the failure to do so would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, taken as a whole.

          Section  10.8.    Limitation  on  Indebtedness.

          (a) The Company will not, and will not permit any of its Subsidiaries to, create, issue, assume, guarantee, or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur (collectively, "incur") any Indebtedness, including any Acquired Indebtedness (other than Permitted Indebtedness); provided, however, and subject to paragraph (b) below in the case of Indebtedness of any Subsidiary, the Company and its Subsidiaries will be permitted to incur Indebtedness if the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four- quarter period, assuming such acquisition or disposition and any such related prepayment had been consummated on the first day of such four-quarter period) is at least equal to 2.00 to 1.00 during the period from the date hereof to the second anniversary of the date hereof, and 2.25 to 1.00 thereafter (each such ratio defined herein as the "Applicable Coverage Ratio").

          (b) The Company will not permit any of its Subsidiaries to incur any Indebtedness other than Permitted Subsidiary Indebtedness.

          Section  10.9.    Limitation  on  Restricted  Payments.

          (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly:

               (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock;

               (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Affiliate of the Company (other than the Capital Stock of any Wholly-Owned Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

               (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

               (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than the Company or any of its Wholly-Owned Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary held by any Person (other than the Company or any of its Wholly-Owned Subsidiaries);

               (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than a Wholly-Owned Subsidiary of the Company); or

               (vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi) and not excepted therefrom, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under
Section 10.8; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture does not exceed the sum of:

               (A) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter commencing prior to the date of the Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus

               (B) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company as capital contributions to the Company (other than from any of its Subsidiaries); plus

               (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Pari Passu or Subordinated Indebtedness as set forth below); plus

               (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase shares of Qualified Capital Stock of the Company; plus

               (E) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, to the extent such debt securities or Redeemable Capital Stock are originally sold for cash, plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange.

          (b)        Notwithstanding the foregoing, and in the case of clauses
(ii), (iii) and (iv) below, as long as no Default shall have occurred and be continuing, the foregoing provisions shall not prohibit:

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section or paragraph
(vi) below and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

               (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from the calculation pursuant to clause
(3)(C)  of  paragraph  (a)  of  this  Section;

               (iii) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

               (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Subordinated Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (4) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced;

               (v) the redemption by the Company of its 13 % Senior Subordinated Notes due 1999 within 45 days after the date of the Indenture;

               (vi) the declaration and payment of dividends on the Capital Stock of the Company of up to an amount equal to 6% of the proceeds (after underwriting discounts, commissions, and issuance expenses) received at any time from any public offering of such Capital Stock; and

               (vii) distributions to Holdings to enable Holdings to repurchase Capital Stock or options to purchase Capital Stock of Holdings from current or former directors, officers and employees (or their respective estates and beneficiaries) pursuant to put rights held by them as a result of death, disability, retirement or termination of employment (including, without limitation, any interest and other expenses related thereto) up to an amount not to exceed an aggregate of $500,000 in any fiscal year of the Company.

          Section  10.10.    Limitation  on  Transactions  with  Affiliates.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly-Owned Subsidiary) unless (i) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (ii) with respect to any transaction or series of transactions involving aggregate payments or value in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company. In addition to the foregoing, with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $2.5 million, the Company must deliver to the Trustee a written opinion from an Independent Financial Advisor stating that such transaction or series of transactions are fair from a financial point of view. This covenant will not restrict the Company from (a) redeeming or paying dividends in respect of its Capital Stock permitted under
Section 10.9 hereunder, (b) making loans or advances to officers of the Company for bona fide business purposes of the Company not in excess of $1.0 million in the aggregate at any one time outstanding, and (c) paying advisory and transaction fees to MLGA in amounts that are in accordance with past practices and in the ordinary course of business for the rendering of financial advice and services in connection with acquisitions, dispositions, and financings by the Company.

          Section  10.11.    Limitation  on  Liens.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of this Indenture, or any income or profits therefrom, except if the Securities are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

               (a)         any Lien existing as of the date of this Indenture;

               (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds, or (7) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

               (c) any Lien on property of the Company or any Subsidiary securing the New Credit Facility;

               (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary;

               (e) any Lien to secure the performance of bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary;

               (f) any Lien securing Indebtedness permitted to be incurred pursuant to clause (vi) of the definition of "Permitted Indebtedness" and which is not prohibited to be incurred under Section 10.8;

               (g) any Lien securing obligations under hedging agreements that the Company enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in commodity prices;

               (h) any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements or otherwise incurred to hedge interest rate risk;

               (i) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through
(h)  so  long  as  no  additional  collateral  is granted as security thereby.



          Section  10.12.    Limitation  on  Sale  of  Assets.

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 85% of the proceeds from such Asset Sale are received in cash and
(ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (as determined by the Board of Directors of the Company and evidenced in a board resolution).

          (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Indebtedness under the New Credit Facility then outstanding, the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Indebtedness under the New Credit Facility or if no such Indebtedness under the New Credit Facility is then outstanding, then the Company may within 6 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the date of the Indenture or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Indebtedness under the New Credit Facility nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds equals $5.0 million or more, the Company shall within 20 business days apply the Excess Proceeds to the repayment of the Securities and any Pari Passu Indebtedness required  to  be  repurchased  under  the instrument governing such Pari Passu
Indebtedness as follows: (a) the Company shall make an offer to purchase (an "Offer") from all holders of the Securities in accordance with the procedures set forth in this Indenture the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered) and (b) to the extent required by such Pari Passu Indebtedness to reduce permanently the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company shall use such Deficiency in the business of the Company and its Subsidiaries. Upon completion of the purchase of all the Securities tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

          (d) Whenever the Excess Proceeds received by the Company exceed $5.0 million, such Excess Proceeds shall, prior to the purchase of Securities or any Pari Passu Indebtedness described in paragraph (c) above, be set aside by the Company in a separate account pending (i) deposit with the depository or a paying agent of the amount required to purchase the Securities or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the Securities or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Subsidiaries. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $5.0 million shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

          (e) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Securities shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event that the Security Amount is less than the aggregate Offered Price of all Securities tendered.

          (f) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

          (g) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture as such Indebtedness may be refinanced from time to time) that would materially impair the ability of the Company to make an Offer to purchase the Securities or, if such Offer is made, to pay for the Securities tendered for purchase.

          (h) Within 20 business days after the date on which the amount of Excess Proceeds equals or exceeds $5.0 million the Company shall send by first-class mail, post prepaid, to the Trustee and to each Holder of the Securities, at such Holder's address appearing in the Security Register, a notice stating or including:

               (A) that the Holder has the right to require the Company to repurchase, subject to proration, part or all of such Holder's Securities at the Offered Price;

               (B)          the  Offer  Date;

               (C) the instructions a Holder must follow in order to have its Securities purchased in accordance with paragraph (c) of this Section; and

               (D) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 10.17), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

               (E)          the  Offered  Price;

               (F) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.2;

               (G) that Securities must be surrendered at least three Business Days prior to the Purchase Date to the Paying Agent or to an office or agency referred to in Section 10.2 to collect payment;

               (H) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Offer Date; and

               (I)          the  procedures  for  withdrawing  a  tender.

          (i) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice at least three Business Days prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 10.12 if the Company receives, not later than three Business Days prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing such Holder's election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

          (j) The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer,
(ii) not later than 10:00 a.m. (New York time) on the Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) the lesser of the Security Amount and an amount sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York Time) on the Offer Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company.

          The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed after the Business Day following the Offer Date, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

          (k) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. The Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.7; provided, further, that Securities to be purchased are subject to proration in the event the Security Amount is less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased. If any Security tendered for purchase in accordance with the terms of this Section shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (j) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent in accordance with the terms of this Section at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

          Section  10.13.    Purchase  of Securities upon a Change of Control.

          (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder's Securities, pursuant to an offer described in subsection (b) of this Section (a "Change of Control Offer"), in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), in accordance with the procedures set forth in paragraphs (b), (c), (d) and (e) of this Section.

          (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register stating or including:

               (A) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

               (B) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control, if any);

               (C) that the Change of Control Offer is being made pursuant to Section 10.13(a) and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Offer Purchase Price;

               (D) the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act;

               (E) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company pursuant to Section 10.17), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

               (F)          the  Change  of  Control  Purchase  Price;

               (G) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.2;

               (H) that Securities must be surrendered at least three Business Days prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in
Section  10.2  to  collect  payment;

               (I) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Purchase Date;

               (J) the procedures for withdrawing a tender of Securities and Change of Control Purchase Notice;

               (K) that any Security not tendered will continue to accrue interest; and

               (L) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Purchase Date.

          (c) Upon receipt by the Company of the proper tender of Securities, each Holder of a Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such
Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 3.7. If any Security tendered for purchase in accordance with the provisions of this Section shall not be so paid upon surrender thereof by deposit of funds with the Paying Agent in accordance with paragraph (d) below, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent in accordance with the provisions of this Section at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

          (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 10.13 the Company shall choose a Paying Agent which shall not be the Company.

          (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 10.2 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

               (1)          the  name  of  the  Holder;

               (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

               (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

               (4) a statement that such Holder is withdrawing such Holder's election to have such principal amount of such Security purchased; and

               (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

          (f) The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

          (g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

          (h) Notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Securities pursuant to a Change of Control Offer, or otherwise comply with this Section 10.13, if the Company has elected to redeem all of the Securities in accordance with Article XI.

          Section  10.14.    Optional  Redemption  Upon  Change  of  Control.

          The Securities will be redeemable, at the option of the Company, in whole or in part at any time within 180 days after a Change of Control upon not less than 30 nor more than 60 days' prior notice to each holder of the Securities to be redeemed, at a redemption price equal to the sum of (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date plus (iii) the Applicable Premium. Any optional redemption by the Company upon a Change of Control shall be effected in accordance with the redemption procedures set forth in Article XI hereof.

          "Applicable Premium" with respect to the Securities is defined as the greater of (i) 1.0% of the then outstanding principal amount of such Securities and (ii) the excess of (A) the present value of the required interest and principal payments due on such Securities, computed using a discount rate equal to the Treasury Rate plus the Applicable Spread, over (B) the then outstanding principal amount of such Securities.

          "Applicable  Spread"  is  defined  as  75  basis  points.

          "Treasury Rate" is defined as the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life of the Securities; provided, that if the Average Life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          Section 10.15. Limitation on Issuance and Sale of Preferred Stock of Subsidiaries.

          The Company will not permit (a) any Subsidiary of the Company to issue any Preferred Stock (other than to the Company or any Wholly-Owned Subsidiary) or (b) any Person (other than the Company or any Wholly-Owned
Subsidiary)  to  own  any  Preferred  Stock  of  any  Subsidiary.

          Section 10.16. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends, in cash or otherwise, or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or a Subsidiary of the Company, (iii) make any Investment in the Company or a Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture and listed on Schedule I hereto; (b) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Subsidiary of the Company and, in the case of clauses (a) and (b), not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; and (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Securities than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

          Section  10.17.    Provision  of  Financial  Statements.

          Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date
(i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of Securities.

          Section  10.18.    Statement  by  Officers  as  to  Default.

          (a) The Company will deliver to the Trustee, on or before a date not more than 45 days after the end of each fiscal quarter and not more than 90 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial offer or principal accounting officer of the Company, stating whether or not, after a review of the activities of the Company during such year or such quarter and of the Company's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default, specifying each Default and the nature and status thereof.

          (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what action the Company is taking or proposes to take with respect thereto, within five Business Days of its occurrence.

          Section  10.19.    Waiver  of  Certain  Covenants.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.5 through 10.11 and Section
10.15 through 10.17 if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


     ARTICLE  XI

     REDEMPTION  OF  SECURITIES

          Section  11.1.    Right  of  Redemption.

          The Securities may be redeemed, at the election of the Company, as a whole at any time or from time to time in part, on or after September 1, 2000, subject to the conditions and at the Redemption Prices specified in the form of Security, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates). In addition, prior to September 1, 1999, in the event one or more Public Equity Offerings of the Company are consummated, the Company may redeem in the aggregate up to a maximum of 35% of the initial aggregate principal amount of the Securities with the net proceeds thereof at a Redemption Price equal to 111.625% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date; provided that, after giving effect thereto, at least $85.0 million aggregate principal amount of the Securities remain outstanding.

          Section  11.2.    Applicability  of  Article.

          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          Section  11.3.    Election  to  Redeem;  Notice  to  Trustee.

          The  election  of  the  Company to redeem any Securities pursuant to
Section 11.1 shall be evidenced by a Company Order and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.


          Section  11.4.    Selection by Trustee of Securities to Be Redeemed.

          If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee (or such shorter period as the Trustee may agree upon), from the Outstanding Securities not previously called for redemption, by lot or such other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

          The  Trustee  shall  promptly  notify  the Company and each Security
Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          Notwithstanding anything else in this Section, any redemption pursuant to the provisions relating to one or more Public Equity Offerings shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to any procedures of the Depositary).

          Section  11.5.    Notice  of  Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address appearing in the Security Register.

          All  notices  of  redemption  shall  state:

               (a)          the  Redemption  Date;

               (b)          the  Redemption  Price;

               (c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

               (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

               (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

               (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

               (h)      the CUSIP number, if any, relating to such Securities.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 11.5.

          Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

          Section  11.6.    Deposit  of  Redemption  Price.

          On or prior to 10:00 a.m. (New York time) on the Business Day preceding any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and, except if the Redemption Date shall be an Interest Payment Date, accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Trustee or the Paying Agent shall hold in trust for, and return to, the Company promptly after the Business Day following the Redemption Date all interest or dividends, if any, earned on amounts deposited with the Trustee or the Paying Agent remaining after the payment of the aggregate Redemption Price for all securities to be redeemed.

          Section  11.7.    Securities  Payable  on  Redemption  Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall not have deposited funds in accordance with Section 11.6 in respect of the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.7.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, by deposit or segregation of funds in accordance with Section 11.6, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

          Section  11.8.    Securities  Redeemed  or  Purchased  in  Part.

          Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.2 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.


     ARTICLE  XII

     SATISFACTION  AND  DISCHARGE

          Section  12.1.    Satisfaction  and  Discharge  of  Indenture.

          This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (a)          either:

               (1) all the Securities theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment United States dollars have theretofore been deposited in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

               (2) all Securities not theretofore delivered to the Trustee for cancellation:

                    (i)              have  become  due  and  payable,  or

                    (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient (as confirmed in a written report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm) to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on such Securities at such Maturity, Stated Maturity or Redemption Date;

          (b) the Company has paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each to the effect that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement to which the Company is a party or by which the Company is bound.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this Section, the obligations of the Trustee under Section 12.2 and the last paragraph of Section 10.3 shall survive.

          Section  12.2.    Application  of  Trust  Money.

          Subject to the provisions of the last paragraph of Section 10.3, all United States dollars deposited with the Trustee pursuant to Section 12.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such United States dollars have been deposited with the Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



HAYNES  INTERNATIONAL,  INC.



By:  /s/  Michael  D.  Austin
     ------------------------
Name:    Michael  D.  Austin
Title:  President,  CEO



Attest:  /s/  Joseph  F.  Barker
         -----------------------
Name:    Joseph  F.  Barker
Title:  V.P.  -  Finance



NATIONAL  CITY  BANK,
as  Trustee



By:  /s/  Faith  Berning
     -------------------
Name:    Faith  Berning
Title:  Vice  President



Attest:  /s/  Karen  Franklin
         --------------------
Name:    Karen  Franklin
Title:  Trust  Officer

03382/096/INDEN/inden

     2


STATE  OF                              )
                    )  ss.:
COUNTY  OF                    )

          On  the          day  of  August  1996,  before  me  personally came
, to me known, who, being by me duly sworn, did depose and say that he resides
at                  ; that he is                      of Haynes International,
Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.




                              (NOTARIAL  SEAL)

STATE  OF                              )
                    )  ss.:
COUNTY  OF                    )

          On  the        day  of  August  1996,  before  me  personally  came
, to me known, who, being by me duly sworn, did depose and say that he resides
at               ; that he is an authorized officer of National City Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.




                              (NOTARIAL  SEAL)






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     SCHEDULE  I




     Restrictions  on  Dividends  of  Subsidiaries
     ---------------------------------------------


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